CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY “[*]”. CONFIDENTIAL INFORMATION OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 10.2

FIRST AMENDMENT OF THE LICENSE AND SUPPLY AGREEMENT BY AND BETWEEN

BASF AKTIENGESELLSCHAFT AND AMVAC CHEMICAL CORPORATION

BASF Aktiengesellschaft (“BASF”) and AMVAC Chemical Corporation (“AMVAC”) entered into the above-referenced License and Supply Agreement (the “LSA”) effective as of the last date on which this first amendment (the “First Amendment”) is fully executed. Capitalized terms used but not defined herein are defined in the LSA.

BASF and AMVAC (each, a “Party” and collectively, the “Parties”) now desire to amend Sections 1.23, 1.40, 5.4(A)(i), 5.4(B), and 7.1(A) as well as Article XII of, and to add a new Section 5.4(D) to, the LSA via this First Amendment as follows:

1. The Parties agree that Section 1.23 of the LSA is hereby deleted in its entirety and replaced with the following:

1.23 “Effective Date” means the last date on which this Agreement is fully executed.

2. The Parties agree that Section 1.40 of the LSA is hereby deleted in its entirety and replaced with the following:

1.40 [INTENTIONALLY OMITTED]

3. The Parties agree that Section 5.4(A)(i) of the LSA is hereby deleted in its entirety and replaced with the following:

5.4 Forecasts and Ordering.

A. Registration/Commercialization is Expected by [*].

(i) [*] Contract Year During Which Commercialization is Expected to Occur. AMVAC expects to obtain an Initial Registration and to commence Commercialization by [*]. Accordingly, but subject to the provisions of Section 5.4(D), AMVAC shall undertake the following:

(a) AMVAC shall place its [*] order for [*] of Compound TGAI on the Effective Date and specify in such order the desired delivery date (in accordance with the provisions of subsection (b) immediately following) and US port of entry; and

(b) If BASF does not take delivery of any Compound TGAI and/or Products for sale outside the Territory, then AMVAC shall take delivery, in accordance with the provisions of Section 5.10, of [*] of Compound TGAI to which the immediately preceding subsection (a) refers no later than [*] and the remaining [*] of such Compound TGAI no later than [*]; provided, however, that AMVAC shall have the right under this Section 5.4(A)(i)(b) to postpone the delivery date of such Compound TGAI up to [*], and, if such right to postpone is invoked, AMVAC agrees that it shall reimburse BASF for [*] costs, as well as the [*] for Inventory (as hereinafter defined), that BASF incurs with respect to such Compound TGAI for the duration of any such postponement period. As used herein and hereafter in this Agreement, “[*] for Inventory” means that amount equal to [*].

4. The Parties agree that Sections 5.4(B)(i) of the LSA is hereby deleted in its entirety and replaced with the following:

(i) [*] Contract Year During Which Commercialization is Expected to Occur. If AMVAC expects to obtain an Initial Registration and to commence Commercialization after [*], then for the [*] Contract Year during which Commercialization is expected to occur AMVAC shall:

(a) submit its [*] forecast for Products to BASF no later than [*] (or such other mutually agreed date);

(b) place its [*] order for Compound TGAI and/or Products no later than [*] (or such other mutually agreed date), which firm order shall be [*] of the aforesaid [*] forecast and wherein the desired delivery date and US port of entry are specified; and

(c) take delivery, in accordance with the provisions of Section 5.10, of Compound TGAI and/or Products during a mutually agreed date.

5. The Parties agree to add the following as Section 5.4(D) to the LSA:

D. AMVAC’s Options with respect to its Requirements for the [*] Contract Year During Which Commercialization is Expected to Occur and Applicable Agreement Provisions.

(i) AMVAC Does Not Exercise either Option under Section 5.4(D)(ii). For the avoidance of doubt, the Parties acknowledge and agree that it AMVAC does not exercise either option under Section 5.4(D)(ii), the provisions of Section 5.4(A)(iii) shall remain in full force and effect and the provisions of Section 5.4(A)(ii) and 5.4(B) shall be deemed inapplicable.

(ii) AMVAC’s Options re: its Requirements for the [*] Contract Year During Which Commercialization is Expected to Occur. AMVAC shall have the right, but not the obligation, to exercise either the options set forth in subsection (a) of this Section 5.4(D)(ii) or the option set forth in subsection (b) of this Section 5.4(D)(ii), subject to the provisos contained in each such subsection:

(a) Cancellation. For the period commencing [*], AMVAC shall have the right, but not the obligation, to cancel the order placed by it pursuant to its obligations under Section 5.4(A)(i)(a) provided that:

(I) if AMVAC cancels such order and does not reinstate such order by [*], and if BASF does not take delivery of any Compound TGAI or Product for sale outside the Territory, then:

(1) AMVAC shall (A) not have the right to exercise the option set forth in subsection (b) of this Section 5.4(D)(ii) and (B) reimburse BASF, no later than [*], for [*] of the manufacturing costs incurred by BASF with respect to Compound TGAI, up to a maximum amount of [*] (the “Reimbursement Amount”) and;

(2) the provisions of Section 5.4(B) shall remain in full force and effect and the provisions of Sections 5.4(A)(ii) and (iii) shall be deemed inapplicable; OR

(II) if AMVAC cancels such order but reinstates such cancelled order on or before [*] and requests delivery of at least [*] of Compound TGAI during [*] or such other mutually agreed date, and delivery of the balance of such order on or before [*], then:

(1) AMVAC shall not have the right to exercise the option set forth in subsection (b) of this Section 5.4(D)(ii);

(2) The Parties acknowledge and agree that if AMVAC cancels and thereafter reinstates its order for Compound TGAI, BASF’s [*] may be [*] to supply the Compound TGAI in question in the [*] and such [*] may stipulate that supply [*] of the Compound TGAI which is the subject of AMVAC’s reinstated order shall only be made under the Postponement Terms (as defined in Section 5.4(D)(ii)(a)(II)(6));

(3) If (A) BASF’s [*] does not stipulate any Postponement Terms, then BASF shall apply the Reinstatement Amount (as defined in Section 5.4(D)(ii)(a)(II)(5)) as a credit, if appropriate, against the amount of AMVAC’s reinstated order (as well as against future purchases of Compound TGAI and/or Products by AMVAC under this Agreement, if applicable) or (B) BASF’s [*] stipulates any Postponement Terms and AMVAC does not agree to reimburse BASF for the Postponement Costs (as defined in Section 5.4(D)(ii)(a)(II)(5)), then:

(i) AMVAC shall pay to BASF, no later than [*], the Reimbursement Amount; and

(ii) [*] AMVAC shall not be deemed a breach, in whole or in part, of this Agreement; and

(4) the provisions of Section 5.4(A)(iii) shall remain in full force and effect and the provisions of Section 5.4(A)(ii) and 5.4(B) shall be deemed inapplicable.

(5) “Reinstatement Amount” means that amount equal to the [*] as a result of the Postponement Terms (the “Postponement Costs”), which Postponement Costs shall be notified to AMVAC as a part of the Postponement Terms by [*];

(6) “Postponement Terms” means those revised terms and conditions, if any, under which BASF’s [*] stipulates that it will supply the Compound TGAI which is the subject of AMVAC’s reinstated order, which Postponement Terms shall be notified to AMVAC by [*];

(III) if AMVAC cancels such order and does not reinstate such order by [*] but BASF takes delivery of Compound TGAI or any Product for sale outside the Territory, then:

(1) AMVAC shall (A) not have the right to exercise the option set forth in the subsection (b) of this Section 5.4(D)(ii) and (B) reimburse BASF for [*] costs, as well as the [*] for Inventory, that BASF incurs with respect to the Compound TGAI ordered for the period commencing on the date that AMVAC cancels the order in question and expiring on that date on which takes delivery of its next order; and

(2) the provisions of Section 5.4(B) shall remain in full force and effect and the provisions of Sections 5.4(A)(ii) and (iii) shall be deemed inapplicable.

(b) Reduction. For the period [*], AMVAC shall have the right, but not the obligation, to reduce the order placed by it pursuant to its obligations under Section 5.4(A)(i)(a) provided that if AMVAC reduces such order then:

(I) it shall not:

(1) reduce such order to an amount less than [*] for the [*] Contract Year during which Commercialization occurs and;

(2) have the right to exercise the option set forth in the immediately preceding subsection (a) of this Section 5.4(D)(ii); and

(II) the provisions of Section 5.4(A)(ii) and (iii) shall remain in full force and effect and the provisions of Section 5.4(B) shall be deemed inapplicable and, provided, further, that if BASF does not take delivery of any Compound TGAI or Product for sale outside the Territory, then:

(III) AMVAC agrees to pay to BASF, no later than [*], a penalty in the amount of [*] for such reduction; and

(IV) any and all amounts of Compound TGAI and/or Products ordered by AMVAC for the [*] Contract Years following the Contract Year during which Commercialization occurs, the Compound Price shall be equal to [*].

6. The Parties agree that Section 7.1(A) of the LSA is hereby deleted in its entirety and replaced with the following:

A. General. BASF represents and warrants to AMVAC that as of the Effective Date, (i) it has the corporate authority and legal right to grant the licenses set forth in Section 2.1, (ii) it (or its Affiliates) has [*] ownership rights in and to the BASF Know-How, Information and Data and that it is neither aware, nor in possession, of any information that the BASF Know-How, Information and Data infringes any patent or other proprietary right of any Person, (iii) neither it nor any of its Affiliates is a party to any oral or written agreement or understanding with any Person that is either inconsistent with or will in any way limit or conflict with its ability to fulfill its obligations under this Agreement (and BASF hereby covenants that it shall not, and shall ensure that its Affiliates do not, enter into any such agreement or understanding during the Term), and (iv) the performance by BASF of its obligations under this Agreement, including, without limitation, the granting of the licenses set forth in Section 2.1, will neither breach the [*] nor infringe the [*] Patent.

7. The Parties agree that Article XII of the LSA is hereby deleted in its entirety and replaced with the following:

ARTICLE XII

[*] OFFER

12.1 BASF’s Inability to Obtain any Registrations in Europe and Latin America. If during the [*] of the Term BASF (i) is [*] for Compound TGAI, any other technical grade(s) of active ingredient of the Compound, or any product containing Compound TGAI or such other technical grade(s) of active ingredient of the Compound as an active ingredient in [*] or (ii) terminates this Agreement pursuant to [*], the Parties agree to [*] and agree on, the terms and conditions under which AMVAC will have the right to commercialize the Compound TGAI and/or Products in the

Field in the Territory and to manufacture or to have manufactured Compound TGAI and/or Products (and, for such purpose, BASF would agree to [*] concerning the production of Compound TGAI). For the avoidance of doubt, the Parties acknowledge and agree that (i) with respect to the Parties’ objectives under this Section 12.1, BASF would not unreasonably withhold its approval of any manufacturing arrangement which is materially favorable commercially for AMVAC, however, BASF would not be required to agree to any future terms and conditions which might compromise, in BASF’s reasonable opinion, any of BASF’s or its Affiliates’ industrial or intellectual property rights and (ii) notwithstanding any future terms and conditions to which the Parties may agree that AMVAC has the right to manufacture or have manufactured Compound TGAI and/or Products in the Territory, the provisions of Section 5.6 of this Agreement would remain in full force and effect.

12.2 [*]. If at any time during the Term BASF decides to cease [*] of Compound TGAI and products containing either such Compound TGAI or other Compound technical form of active ingredient as an active ingredient globally (for purposes of this Agreement only and subject to the proviso at the end of this sentence, the “Compound Business”) and to sell the Compound Business (subject to the proviso at the end of this sentence, a “[*]”) and elects to [*] this Agreement pursuant to [*], BASF shall provide written notice thereof to AMVAC (the “[*] Notice”); provided, however, that the Parties acknowledge, understand, and agree that the composition of assets and intangibles, if any, comprising the “Compound Business” is at the sole and exclusive discretion of BASF and its Affiliates; and, provided, further, that a [*] shall be deemed to mean only a [*] from the Compound Business. BASF’s obligations under this Article XII shall only be triggered in the event of a decision by BASF to [*] the Compound Business and, by way of example and not limitation, such obligations shall not be triggered if BASF decides to [*], its entire herbicide crop protection portfolio, or its entire crop protection business. Upon receipt of the [*] Notice, AMVAC shall have the [*], but not the obligation, to offer to purchase such Compound Business by providing a sufficiently detailed written notice of AMVAC’s offer to BASF in accordance with the terms and conditions of the [*] Notice. This Article XII shall not be construed as precluding BASF from either [*] any Person’s offer in connection with the Compound Business, a [*], or otherwise; provided, however, that in the event that BASF receives any such offer it shall advise AMVAC thereof and AMVAC shall have the right to submit an offer or, in the case of a [*], a second offer. If in the reasonable opinion of BASF the [*] received from AMVAC and any Person are equivalent in all material respects, BASF shall [*] with AMVAC with respect to acquisition of the Compound Business.

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Except as specifically modified by this First Amendment, all other terms and conditions of the LSA remain unchanged and in full force and effect. This First Amendment shall be effective as of the Effective Date.

AGREED TO AND ACCEPTED BY:

BASF AKTIENGESELLSCHAFT	AMVAC CHEMICAL CORPORATION

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